TERM NOTE

March 11, 2013

$2,500,000.00 Tarrytown, New York

FOR VALUE RECEIVED, CASTLE BRANDS INC., a corporation organized under the laws of the State of Florida (“CBI”) and CASTLE BRANDS (USA) CORP. a corporation organized under the laws of the State of Delaware (“CBUSA”) (individually and collectively, “Borrower”), jointly and severally promise to pay to the order of KELTIC FINANCIAL PARTNERS II, LP, a Delaware limited partnership (“Lender”), at 580 White Plains Road, Suite 610, Tarrytown, New York 10591 or at such other place as Lender may from time to time in writing designate, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) as provided below. Unless defined herein, capitalized terms shall have the meanings given such terms in the Loan and Security Agreement between Borrower and Lender dated as of August 19, 2011, as amended by a First Amendment dated as of July 23, 2012 and by a Second Amendment dated on or about the date hereof (together with all Exhibits and Schedules thereto, as the same may be subsequently amended, extended, restated or otherwise modified, the “Loan Agreement”).

Borrower agrees to repay the principal amount of this Note to Lender from the proceeds of Receivables in an amount equal to the “Run Value” of each “Bourbon Inventory Release” (as such terms are defined below) within fifteen (15) Banking Days from the date of such Bourbon Inventory Release, and in one (1) installment equal to the then-outstanding and unpaid principal amount of the Term Loan on December 31, 2016 (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal balance of this Note, all accrued and unpaid interest thereon, all fees, costs and expenses payable in connection with the Term Note, and all other sums due hereunder and under the Loan Documents in connection with the Term Loan, shall be due and payable IN FULL on the Maturity Date.

For purposes of this Note, the term “Bourbon Inventory Release” means the completion of a bottling run of bourbon from Borrower’s bourbon inventory stock purchased on or about the date of this Note (the “Purchased Bourbon Inventory”). The term “Run Value” of a Bourbon Inventory Release means the purchase price of the Bourbon Inventory Release. Borrower shall provide Lender with at least thirty (30) calendar days’ prior written notice of each Bourbon Inventory Release, the Run Value of such Bourbon Inventory Release, and the number of units to be produced in such Bourbon Inventory Release.

Borrower shall pay interest on the outstanding principal amount of this Note to Lender until all Obligations with respect to this Note and the Term Loan have been finally and indefeasibly paid to Lender in cash and performed in full. Interest shall accrue daily on the daily unpaid principal amount of this Note, and Borrower shall pay interest to Lender monthly in arrears commencing on the first Banking Day of the calendar month immediately following the Effective Date and on the first Banking Day of each calendar month thereafter. The outstanding principal balance of this Note shall bear interest at a fluctuating rate which, when annualized, is equal to the greatest of (A) the Prime Rate plus four and one quarter percent (4.25%), (B) the LIBOR Rate plus six and three quarters percent (6.75%), and (C) seven and one half percent (7.50%). If a Default or Event of Default has occurred and is continuing the outstanding principal balance of this Note shall bear interest at the Default Rate.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall any interest paid to Lender on the Term Loan exceed an amount that would cause the interest rate on the Term Loan to exceed the maximum rate permitted by applicable law. Any amount of interest paid to Lender that is finally and irrevocably determined by a court of competent jurisdiction to exceed the maximum interest payable on the Term Loan under applicable law shall be returned by Lender to Borrower promptly thereafter.

All repayments or prepayments of principal, all payments of interest and all payments of fees, costs and expenses payable in connection with the Term Loan shall be made by Borrower, or credited to the account of Borrower by Lender, pursuant to the terms of the Loan Agreement. Borrower may prepay the indebtedness evidenced by this Note in whole or in part pursuant to, and subject to, the applicable provisions of the Loan Agreement and Loan Documents. Any partial prepayment of the principal of this Note will be applied against the remaining unpaid principal payments due hereunder in the inverse order in which such payments are due.

This is the Note evidencing the “Term Loan” referred to in the Loan Agreement and is entitled to the benefit of all of the terms and conditions and the security of all of the security interests and liens granted by Borrower or any other person to Lender pursuant to the Loan Agreement, all collateral security agreements executed and/or delivered by Borrower, and all of the other Loan Documents including, without limitation, supplemental provisions regarding mandatory and/or optional prepayment rights and premiums.

The entire unpaid Obligations and Indebtedness evidenced by this Note shall become immediately due and payable, without further notice to or demand of Borrower upon the happening of any Event of Default. After an Event of Default, Lender shall have all of the rights and remedies available to Lender as set forth in the Loan Documents, including but not limited to those relating to the enforcement of this Note and the collection of the Obligations owing in connection with this Note and the Term Loan.

The agreements, covenants, Indebtedness, liabilities and Obligations of Borrower set forth in this Note shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of the Term Loan is rescinded or must otherwise be restored or returned by Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any other Person, or any Property of Borrower or any other Person, or otherwise, all as though such payment had not been made.

Whenever any payment to be made under this Note shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in the computation of any interest then due and payable hereunder.

The undersigned and all other parties who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Note. This Note and any provision hereof may not be waived, modified, amended or discharged orally, but only by an agreement in writing which is signed by the holder and the party or parties against whom enforcement of any waiver, change, modification, amendment or discharge is sought.

The agreements, covenants, Indebtedness, liabilities and Obligations of Borrower under this Note are joint and several obligations of each of the undersigned. Each of undersigned expressly represents that it is part of a common enterprise and that any financial accommodations by Lender under this Note and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to the undersigned.

This Note shall be governed by and construed in accordance with the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of laws thereof. This Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns. Lender shall have the right, without the necessity of any further consent of or other action by Borrower, to sell, assign, securitize or grant participations in all or a portion of Lender’s interest in this Note to other financial institutions of Lender’s choice and on such terms as are acceptable to Lender in Lender’s sole discretion. Borrower shall not assign, exchange or otherwise hypothecate any Obligations under this Note or any other rights, liabilities or obligations of Borrower in connection with this Note, in whole or in part, without the prior written consent of the Lender, and any attempted assignment, exchange or hypothecation without such written consent shall be void and be of no effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first above written.

CASTLE BRANDS INC.
By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title:	Chief Financial Officer
STATE OF NEW YORK )
) SS.:
COUNTY OF NEW YORK )

On the 11 day of March in the year 2013, before me, the undersigned, a notary public in and for said state, personally appeared Alfred J. Small, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Donna M. Hibbert

Notary Public, State of New York

Qualified in Queens County

Certificate filed in NY County

Expires: Feb. 21, 2014

CASTLE BRANDS (USA) CORP.
By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title:	Chief Financial Officer
STATE OF NEW YORK )
) SS.:
COUNTY OF NEW YORK )

On the 11 day of March in the year 2013, before me, the undersigned, a notary public in and for said state, personally appeared Alfred J. Small, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Donna M. Hibbert

Notary Public, State of New York

Qualified in Queens County

Certificate filed in NY County

Expires: Feb. 21, 2014